Exhibit 99.1

FOR IMMEDIATE RELEASE: FEBRUARY 8, 2024

LEGGETT & PLATT REPORTS FOURTH QUARTER AND FULL YEAR RESULTS

Carthage, MO, February 8, 2024 —

•	4Q sales of $1.1 billion, a 7% decrease vs 4Q22

•	4Q EPS of ($2.18); 4Q adjusted[1] EPS of $.26, down $.13 vs 4Q22

•	2023 sales of $4.7 billion, an 8% decrease vs 2022

•	2023 EPS of ($1.00); 2023 adjusted[1] EPS of $1.39, down $.88 vs 2022

•	2023 cash from operations of $497 million, a $56 million increase vs 2022

•	2024 guidance: sales of $4.35–$4.65 billion, EPS of $.95–$1.25, and adjusted[1] EPS of $1.05–$1.35

President and CEO Mitch Dolloff commented, “2023 was another challenging year for residential end markets as our Bedding Products and Furniture, Flooring & Textile Products segments faced ongoing weak market demand. Encouragingly, our Specialized Products segment benefited from sustained demand strength as industrial end markets continue to recover post-pandemic.

“On January 16, we announced a restructuring plan primarily impacting our Bedding Products segment. We are taking actions to create a more focused, agile organization with a portfolio of products and an operating footprint aligned with the markets we serve. Looking forward, these initiatives are expected to enable us to advance key product growth, improve profitability, and create enhanced value for our customers and shareholders.

“Our 2024 guidance reflects continued soft residential end market demand. Our actions to improve operating efficiency across our businesses, drive cash flow, and execute our restructuring plan will allow us to navigate the challenging near-term environment and better position us for long-term success. We are focused on maintaining our investment grade credit rating and managing debt leverage while balancing continued investment in our business for future growth and our dividend track record.”

FOURTH QUARTER RESULTS

Fourth quarter sales were $1.1 billion, a 7% decrease versus fourth quarter last year.

•	Organic sales[2] were down 7%

•	Volume was down 3%, primarily from demand softness in residential end markets, partially offset by growth in automotive and industrial end markets within our Specialized Products segment

•	Raw material-related selling price decreases reduced sales 5%

•	Currency benefit increased sales 1%

•	Acquisitions increased sales less than 1%

Fourth quarter EBIT was a loss of $367 million, down $458 million from fourth quarter 2022 EBIT, and adjusted1 EBIT was $66 million, a $25 million decrease.

•	EBIT decreased primarily from a $444 million non-cash long-lived asset impairment charge (primarily customer intangibles) related to prior year acquisitions in our Bedding Products segment

[1]	Please refer to attached tables for Non-GAAP Reconciliations
[2]	Trade sales excluding acquisitions/divestitures in the last 12 months

•	Adjusted[1] EBIT decreased primarily from lower metal margin in our Steel Rod business and lower volume in residential end markets

•	EBIT margin was (32.9%) and adjusted[1] EBIT margin was 5.9%, down from 7.6% in the fourth quarter of 2022

Fourth quarter earnings per share was a loss of $2.18, a $2.57 decrease versus fourth quarter 2022 EPS of $.39. Fourth quarter adjusted1 EPS was $.26, down $.13 versus fourth quarter 2022 EPS.

	Fourth Quarter Results
	EBIT (millions) [3]				EPS
	Bedding	Specialized	FF&T	Total
Reported results	($432)	$32	$32	($367)	($2.18)
Adjustment items:
Long-lived asset impairment	444	—	—	444	2.50
Gain from sale of real estate	—	—	(6)	(6)	(.03)
Gain from net insurance proceeds from tornado damage	(1)	—	(4)	(5)	(.03)

Total adjustments	443	—	(10)	433	2.44

Adjusted results	$11	$32	$22	$66	$.26

FULL YEAR RESULTS

2023 sales of $4.7 billion, an 8% decrease versus 2022.

•	Organic[2] sales were down 10%

•	Volume down 6% from demand softness in residential end markets, partially offset by growth in automotive and industrial end markets

•	Raw material-related selling price decreases, including currency impact, reduced sales 4%

•	Acquisitions, net of small divestitures, added 2% to sales

2023 EBIT was a loss of $90 million, down $575 million from 2022, and adjusted1 EBIT was $334 million, a $151 million decrease.

•	EBIT decreased primarily from a $444 million non-cash long-lived asset impairment charge (primarily customer intangibles) related to prior year acquisitions in our Bedding Products segment

•	Adjusted[1] EBIT decreased primarily from lower metal margin in our Steel Rod business and lower volume in our residential end markets

•	EBIT margin was (1.9%) and adjusted[1] EBIT margin was 7.1%, down from 2022 EBIT margin of 9.4%

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2023 earnings per share was a loss of $1.00, a $3.27 decrease versus 2022 EPS of $2.27. 2023 adjusted1 EPS was $1.39, down $.88 versus 2022 EPS.

	Full Year Results
	EBIT (millions)[3]				EPS
	Bedding	Specialized	FF&T	Total
Reported results	($344)	$125	$129	($90)	($1.00)
Adjustment items:
Long-lived asset impairment	444	—	—	444	2.50
Gain from sale of real estate	(5)	—	(6)	(11)	(.06)
Gain from net insurance proceeds from tornado damage	(2)	—	(7)	(9)	(.05)

Total adjustments	436	—	(13)	424	2.39

Adjusted results	$92	$125	$116	$334	$1.39

2023 DEBT, CASH FLOW, AND LIQUIDITY

•	Net Debt[2] was 3.16x trailing 12-month adjusted EBITDA[1] at year-end

•	Debt at December 31

•	Total debt of $2.0 billion, including $186 million of commercial paper outstanding

•	Operating cash flow was $497 million, an increase of $56 million versus 2022, reflecting working capital improvements partially offset by lower earnings

•	Capital expenditures were $114 million

•	Total liquidity was $697 million at year-end

•	$365 million cash on hand

•	$332 million in capacity remaining under revolving credit facility

DIVIDEND

•	Dividends were $1.82 per share in 2023, up $.08 from $1.74 per share in 2022

•	In November, Leggett & Platt’s Board of Directors declared a $.46 per share fourth quarter dividend, two cents higher than last year’s fourth quarter dividend

2023 STOCK REPURCHASES

•	Repurchased .2 million shares, primarily surrendered for employee benefit plans at an average price of $32.56

•	Issued 1.0 million shares through employee benefit plans

•	Shares outstanding at the end of the year were 133.4 million

RESTRUCTURING PLAN FINANCIAL IMPACTS

On January 16, we announced a restructuring plan to be implemented in our Bedding Products segment and to a lesser extent, in our Furniture, Flooring & Textile Products segment.

•	Expect $100 million of annual sales attrition after initiatives are fully implemented in late 2025

•	Approximately $40 million of sales attrition expected to be recognized in 2024

•	Annualized EBIT benefit of $40–$50 million expected to be realized after initiatives are fully implemented in late 2025

•	Approximately $5–$10 million of EBIT benefit expected to be realized in the second half of 2024

•	Also expect to receive cash from the sale of real estate associated with the initiatives, with transactions largely complete by the end of 2025

[3]	Calculations impacted by rounding

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•	Approximately half of restructuring and restructuring-related costs expected to be incurred in 2024 and the remainder in 2025

•	Majority of cash costs anticipated to be incurred in 2024

•	Expect $20–$25 million of restructuring and restructuring-related costs in first half of 2024 (approximately half in cash costs)

Expected Restructuring Plan Financial Impacts (millions)
	2024	2025	Total
Net Cash Received from Real Estate Sales	$0–$10	$50–$80	$60-$80

Total Costs	$40–$50	$25–$35	$65–85
Cash Costs	25–30	5–10	30-40
Non-Cash Costs	15–20	20–25	35-45

2024 GUIDANCE

•	Sales are expected to be $4.35–$4.65 billion, -2% to -8% versus 2023

•	Volume is expected to be down low to mid-single digits:

•	Volume at the midpoint:

•	Down high single digits in Bedding Products Segment

•	Up low single digits in Specialized Products Segment

•	Down low single digits in Furniture, Flooring & Textile Products Segment

•	Raw material-related price decreases and currency impact combined expected to reduce sales low single digits

•	EPS is expected to be $.95–$1.25

•	Earnings expectations include:

•	$.20 to $.25 per share negative impact from restructuring costs

•	$.10 to $.15 per share gain from sales of real estate, consisting of idle real estate and real estate exited from restructuring initiatives

•	Adjusted EPS is expected to be $1.05–$1.35

•	Decrease versus 2023 is primarily from:

•	Lower expected volume in our Bedding Products and Furniture, Flooring & Textile Products segments

•	Pricing responses related to global steel cost differentials

•	Modest metal margin compression

•	Several expense items that were abnormally low in 2023 and are expected to normalize in 2024

•	Decreases are partially offset by lower amortization resulting from the 2023 long-lived asset impairment

•	Based on this framework, 2024 EBIT margin is expected to be 6.0%–6.8%; adjusted EBIT margin is expected to be 6.4%–7.2%

•	Additional assumptions:

•	Depreciation and amortization $135 million

•	Net interest expense $85 million

•	Effective tax rate 25%

•	Fully diluted shares 138 million

•	Operating cash flow $325–$375 million

•	Capital expenditures $100–$120 million

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•	Dividends $245 million

•	Minimal acquisitions and share repurchases

•	Expect to predominantly use commercial paper to repay $300 million of 3.8%, 10-year notes maturing in November 2024

SEGMENT RESULTS – Fourth Quarter 2023 (versus 4Q 2022)

Bedding Products –

•	Trade sales decreased 14%

•	Volume decreased 6% from continued demand softness in U.S. and European bedding markets, partially offset by higher trade sales in Steel Rod

•	Raw material-related selling price decreases reduced sales 9%

•	Currency benefit increased sales 1%

•	EBIT decreased $462 million, primarily from a $444 million non-cash impairment of long-lived assets

•	Adjusted[1] EBIT decreased $20 million, primarily from metal margin compression and lower volume

Specialized Products –

•	Trade sales increased 5%

•	Volume increased 3% from growth across the segment

•	Raw material-related selling price increases added 1%

•	Currency benefit added 1%

•	EBIT increased $6 million, primarily from higher volume

Furniture, Flooring & Textile Products –

•	Trade sales decreased 6%

•	Volume decreased 4%, with declines across most of the segment partially offset by growth in Geo Components

•	Raw material-related selling price decreases, net of currency benefit, reduced sales 3%

•	Textiles acquisition added 1%

•	EBIT decreased $1 million from lower volume and other smaller items, mostly offset by a $6 million gain from the sale of real estate and a $4 million gain on net insurance proceeds from tornado damage

•	Adjusted[1] EBIT decreased $10 million from lower volume and other smaller items, partially offset by pricing discipline

SEGMENT RESULTS – Full Year 2023 (versus 2022)

Bedding Products –

•	Trade sales decreased 17%

•	Volume decreased 8% from demand softness in the domestic bedding market, partially offset by higher trade sales in our Steel Rod business and growth in Specialty Foam

•	Raw material-related selling price decreases, net of currency benefit, reduced sales 9%

•

EBIT decreased $564 million, primarily from a $444 million non-cash impairment of long-lived assets, partially offset by a $5 million gain on the sale of real estate and a $2 million gain on net insurance proceeds from tornado damage

•	Adjusted[1] EBIT decreased $127 million, primarily from metal margin compression and lower volume

Specialized Products –

•	Trade sales increased 14%

•	Volume increased 8% with growth across the segment

•	Currency impact, net of raw material-related selling price increases, reduced sales 1%

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•	Hydraulic Cylinders acquisition, completed in August 2022, added 7%

•	EBIT increased $26 million, primarily from higher volume

Furniture, Flooring & Textile Products –

•	Trade sales decreased 11%

•	Volume decreased 11% from declines across the segment

•	Raw material-related selling price decreases, net of currency benefit, reduced sales 2%

•	Textiles acquisitions added 2%

•

EBIT decreased $36 million, primarily from lower volume partially offset by pricing discipline, a $7 million gain on net insurance proceeds from tornado damage, and a $6 million gain on the sale of real estate

•	Adjusted[1] EBIT decreased $49 million, primarily from lower volume partially offset by pricing discipline

SLIDES AND CONFERENCE CALL

A set of slides containing summary financial information is available from the Investor Relations section of Leggett’s website at www.leggett.com. Management will host a conference call at 7:30 a.m. Central (8:30 a.m. Eastern) on Friday, February 9. The webcast can be accessed from Leggett’s website. The dial-in number is (201) 689-8341; there is no passcode.

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FOR MORE INFORMATION: Visit Leggett’s website at www.leggett.com.

COMPANY DESCRIPTION: Leggett & Platt (NYSE: LEG) is a diversified manufacturer that designs and produces a broad variety of engineered components and products that can be found in many homes and automobiles. The 141-year-old Company is a leading supplier of bedding components and private label finished goods; automotive seat comfort and convenience systems; home and work furniture components; geo components; flooring underlayment; hydraulic cylinders for material handling and heavy construction applications; and aerospace tubing and fabricated assemblies.

FORWARD-LOOKING STATEMENTS: This press release contains “forward-looking statements,” which are identified by the context in which they appear or words such as “expect,” “assumptions,” and “guidance,” including, but not limited to the amount of the Company’s forecasted 2024 full-year volume; acquisition sales growth; sales, EPS, adjusted EPS; capital expenditures; depreciation and amortization; net interest expense; fully diluted shares; operating cash flow; EBIT margin; adjusted EBIT margin; effective tax rate; amount of dividends; raw material related price decreases; currency impact; volume in each of the Company’s segments; minimal acquisitions and share repurchases; gain from net insurance proceeds from tornado damage; gains from sale of real estate; the advancement of key product growth, the improvement of profitability, and the creation of enhanced value for our customers and shareholders; macroeconomic uncertainty and soft residential end market demand; use of commercial paper, operating cash and cash on hand to retire maturing debt; Restructuring Plan financial impacts including the timing and amount of sales attrition, EBIT benefit, proceeds from the sale of real estate, and cash and non-cash costs. Such forward-looking statements are expressly qualified by the cautionary statements described in this provision and reflect only the current beliefs, expectations, and assumptions of Leggett at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, we do not have, and do not undertake, any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made. Some of these risks and uncertainties include: the preliminary nature of the estimates related to the Restructuring Plan, and the possibility that all or some of the estimates may change as the Company’s analysis develops, and additional information is obtained; our ability to timely implement the Restructuring Plan in a manner that will positively impact our financial condition and results of operation; our ability to timely dispose of real estate pursuant to the Restructuring Plan and obtain expected proceeds; the impact of the Restructuring Plan on the Company’s relationships with its employees, customers and vendors; our ability to accurately forecast future sales and earnings; factors that may cause the Company to be unable to achieve the expected benefits of the Restructuring Plan; the adverse impact on our sales, earnings, our liquidity impacting our ability to pay our obligations as they come due, margins, cash flow, costs, and financial condition caused by: global inflationary and deflationary impacts; macro-economic impacts; the demand for our products and our customers’ products; growth rates in the industries in which we participate and opportunities in those industries; our manufacturing facilities’ ability to and obtain necessary raw materials and parts, maintain appropriate labor levels and ship finished products to customers; the impairment of goodwill and long-lived assets; restructuring and restructuring-related costs in addition to the Restructuring Plan; our ability to access the commercial paper market or borrow under our revolving credit facility, including compliance with restrictive covenants that may limit our operational flexibility and our ability to timely pay our debt; adverse impact from supply chain shortages and disruptions; our ability to manage working capital; increases or decreases in our capital needs; our ability to collect receivables; market conditions; price and product

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competition from competitors; cost and availability of raw materials due to supply chain disruptions or otherwise; labor and energy costs; cash generation sufficient to pay the dividend at current levels, or a Board decision to reduce or suspend the dividend; cash repatriation from foreign accounts; our ability to pass along raw material cost increases through increased selling prices; conflict between China and Taiwan; our ability to maintain profit margins if customers change the quantity or mix of our products; our ability to maintain and grow the profitability of acquired companies; political risks; changing tax rates; increased trade costs; risks related to operating in foreign countries; cybersecurity incidents; customer bankruptcies, losses and insolvencies; disruption to our steel rod mill and other operations and supply chain because of severe weather-related events, natural disaster, fire, explosion, terrorism, pandemic, governmental action, or otherwise; ability to develop innovative products; foreign currency fluctuation; the amount of share repurchases; the imposition or continuation of anti-dumping duties on innersprings, steel wire rod and mattresses; data privacy; climate change compliance costs and regulatory, market, technological and reputational impacts; our ESG obligations; litigation risks; and risk factors in the “Forward-Looking Statements” and “Risk Factors” sections in Leggett’s most recent Form 10-K and Form 10-Q filed with the SEC.

CONTACT: Investor Relations, (417) 358-8131 or invest@leggett.com

Cassie J. Branscum, Vice President, Investor Relations

Kolina A. Talbert, Manager, Investor Relations

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LEGGETT & PLATT	Page 8 of 10	February 8, 2024

RESULTS OF OPERATIONS	FOURTH QUARTER			YEAR TO DATE
(In millions, except per share data)	2023	2022	Change	2023	2022	Change

Trade sales	$1,115.1	$1,195.8	(7)%	$4,725.3	$5,146.7	(8)%
Cost of goods sold	915.3	985.2		3,871.5	4,169.9

Gross profit	199.8	210.6	(5)%	853.8	976.8	(13)%
Selling & administrative expenses	121.1	109.8	10%	465.4	427.3	9%
Amortization	17.4	16.8		69.0	66.8
Other (income) expense, net	428.1	(7.2)		409.8	(2.3)

Earnings (loss) before interest and taxes	(366.8)	91.2	NM	(90.4)	485.0	NM
Net interest expense	19.5	22.2		83.0	81.4

Earnings (loss) before income taxes	(386.3)	69.0		(173.4)	403.6
Income taxes	(88.9)	16.2		(36.6)	93.7

Net earnings (loss)	(297.4)	52.8		(136.8)	309.9
Less net income from noncontrolling interest	0.1	—		—	(0.1)

Net Earnings (Loss) Attributable to L&P	$(297.3)	$52.8	NM	$(136.8)	$309.8	NM

Earnings (loss) per diluted share
Net earnings (loss) per diluted share	$(2.18)	$0.39	NM	$(1.00)	$2.27	NM
Shares outstanding
Common stock (at end of period)	133.4	132.6	0.6%	133.4	132.6	0.6%
Basic (average for period)	136.5	135.8		136.3	136.1
Diluted (average for period)	136.5	136.1	0.3%	136.3	136.5	(0.1)%

CASH FLOW	FOURTH QUARTER			YEAR TO DATE
(In millions)	2023	2022	Change	2023	2022	Change

Net earnings (loss)	$(297.4)	$52.8		$(136.8)	$309.9
Depreciation and amortization	44.8	45.5		179.9	179.8
Working capital decrease (increase)	63.7	136.9		116.0	(78.0)
Impairments	443.7	—		443.7	—
Other operating activities	(108.7)	11.9		(105.6)	29.7

Net Cash from Operating Activities	$146.1	$247.1	(41)%	$497.2	$441.4	13%
Additions to PP&E	(23.4)	(34.8)		(113.8)	(100.3)
Purchase of companies, net of cash	—	(20.8)		—	(83.3)
Proceeds from disposals of assets and businesses	10.2	1.2		23.4	4.2
Dividends paid	(61.3)	(58.4)		(239.4)	(229.2)
Repurchase of common stock, net	(0.5)	—		(6.0)	(60.3)
Additions (payments) to debt, net	14.6	(47.9)		(107.1)	5.0
Other	5.9	3.9		(5.3)	(22.7)

Increase (Decrease) in Cash & Equivalents	$91.6	$90.3		$49.0	$(45.2)

FINANCIAL POSITION	Dec 31,	Dec 31,
(In millions)	2023	2022	Change

Cash and equivalents	$365.5	$316.5
Receivables	637.3	675.0
Inventories	819.7	907.5
Other current assets	58.9	59.0

Total current assets	1,881.4	1,958.0	(4)%
Net fixed assets	781.2	772.4
Operating lease right-of-use assets	193.2	195.0
Goodwill	1,489.8	1,474.4
Intangible assets and deferred costs, both at net	288.9	786.3

TOTAL ASSETS	$4,634.5	$5,186.1	(11)%

Trade accounts payable	$536.2	$518.4
Current debt maturities	308.0	9.4
Current operating lease liabilities	57.3	49.5
Other current liabilities	361.1	390.8

Total current liabilities	1,262.6	968.1	30%

Long-term debt	1,679.6	2,074.2	(19)%
Operating lease liabilities	150.5	153.6
Deferred taxes and other liabilities	207.8	348.8
Equity	1,334.0	1,641.4	(19)%

Total Capitalization	3,371.9	4,218.0	(20)%

TOTAL LIABILITIES & EQUITY	$4,634.5	$5,186.1	(11)%

LEGGETT & PLATT	Page 9 of 10	February 8, 2024

SEGMENT RESULTS [1]	FOURTH QUARTER			YEAR TO DATE
(In millions)	2023	2022	Change	2023	2022	Change

Bedding Products
Trade sales	$448.5	$522.4	(14)%	$1,964.7	$2,356.3	(17)%
EBIT	(431.6)	30.4	NM	(344.2)	219.6	NM
EBIT margin	(96.2)%	5.8%	NM	(17.5)%	9.3%	NM
Gain on sale of real estate	—	—		(5.4)	—
Gain from net insurance proceeds from tornado damage	(1.3)	—		(1.9)	—
Long-lived asset impairment	443.7	—		443.7	—

Adjusted EBIT [3]	10.8	30.4	(64)%	92.2	219.6	(58)%
Adjusted EBIT margin[3]	2.4%	5.8%	-340 bps [2]	4.7%	9.3%	-460 bps [2]
Depreciation and amortization	26.6	26.0		103.9	104.1

Adjusted EBITDA	37.4	56.4	(34)%	196.1	323.7	(39)%
Adjusted EBITDA margin	8.3%	10.8%	-250 bps	10.0%	13.7%	-370 bps
Specialized Products
Trade sales	$318.5	$302.8	5%	$1,279.8	$1,118.3	14%
EBIT	32.0	26.4	21%	125.0	99.4	26%
EBIT margin	10.0%	8.7%	130 bps	9.8%	8.9%	90 bps
Depreciation and amortization	9.4	10.1		41.1	40.5

EBITDA	41.4	36.5	13%	166.1	139.9	19%
EBITDA margin	13.0%	12.1%	90 bps	13.0%	12.5%	50 bps
Furniture, Flooring & Textile Products
Trade sales	$348.1	$370.6	(6)%	$1,480.8	$1,672.1	(11)%
EBIT	31.9	32.7	(2)%	128.6	165.0	(22)%
EBIT margin	9.2%	8.8%	40 bps	8.7%	9.9%	-120 bps
Gain on sale of real estate	(5.5)	—		(5.5)	—
Gain from net insurance proceeds from tornado damage	(4.0)	—		(7.0)	—

Adjusted EBIT [3]	22.4	32.7	(31)%	116.1	165.0	(30)%
Adjusted EBIT Margin[3]	6.4%	8.8%	-240 bps	7.8%	9.9%	-210 bps
Depreciation and amortization	5.5	5.7		22.5	23.2

Adjusted EBITDA	27.9	38.4	(27)%	138.6	188.2	(26)%
Adjusted EBITDA margin	8.0%	10.4%	-240 bps	9.4%	11.3%	-190 bps
Total Company
Trade sales	$1,115.1	$1,195.8	(7)%	$4,725.3	$5,146.7	(8)%
EBIT - segments	(367.7)	89.5	NM	(90.6)	484.0	NM
Intersegment eliminations and other	0.9	1.7		0.2	1.0

EBIT	(366.8)	91.2	NM	(90.4)	485.0	NM
EBIT margin	(32.9)%	7.6%	NM	(1.9)%	9.4%	NM
Gain on sale of real estate	(5.5)	—		(10.9)	—
Gain from net insurance proceeds from tornado damage	(5.3)	—		(8.9)	—
Long-lived asset impairment	443.7	—		443.7	—

Adjusted EBIT [3]	66.1	91.2	(28)%	333.5	485.0	(31)%
Adjusted EBIT margin[3]	5.9%	7.6%	-170 bps	7.1%	9.4%	-230 bps
Depreciation and amortization - segments	41.5	41.8		167.5	167.8
Depreciation and amortization - unallocated [4]	3.3	3.7		12.4	12.0

Adjusted EBITDA	$110.9	$136.7	(19)%	$513.4	$664.8	(23)%
Adjusted EBITDA margin	9.9%	11.4%	-150 bps	10.9%	12.9%	-200 bps

LAST SIX QUARTERS	2022		2023
Selected Figures (In Millions)	3Q	4Q	1Q	2Q	3Q	4Q
Trade sales	1,294.4	1,195.8	1,213.6	1,221.2	1,175.4	1,115.1
Sales growth (vs. prior year)	(2)%	(10)%	(8)%	(8)%	(9)%	(7)%
Volume growth (same locations vs. prior year)	(8)%	(12)%	(7)%	(6)%	(6)%	(3)%
Adjusted EBIT [3]	113.2	91.2	89.3	92.1	86.0	66.1
Cash from operations	65.5	247.1	96.7	110.6	143.8	146.1
Adjusted EBITDA (trailing twelve months) [3]	726.8	664.8	616.2	565.5	539.2	513.4
(Long-term debt + current maturities - cash and equivalents) / adj. EBITDA [3,5]	2.63	2.66	2.88	3.10	3.15	3.16

Organic Sales (Vs. Prior Year) [6]	3Q	4Q	1Q	2Q	3Q	4Q

Bedding Products	(12)%	(19)%	(17)%	(18)%	(17)%	(14)%
Specialized Products	19%	5%	8%	12%	3%	5%
Furniture, Flooring & Textile Products	—%	(13)%	(15)%	(16)%	(14)%	(7)%
Overall	(3)%	(12)%	(11)%	(11)%	(11)%	(7)%

[1]	Segment and overall company margins calculated on net trade sales.
[2]	bps = basis points; a unit of measure equal to 1/100th of 1%.
[3]	Refer to next page for non-GAAP reconciliations.
[4]	Consists primarily of depreciation of non-operating assets.
[5]	EBITDA based on trailing twelve months.
[6]	Trade sales excluding sales attributable to acquisitions and divestitures consummated in the last 12 months.

LEGGETT & PLATT	Page 10 of 10	February 8, 2024

RECONCILIATION OF REPORTED (GAAP) TO ADJUSTED (Non-GAAP) FINANCIAL MEASURES 10

Non-GAAP Adjustments [7]	Full Year		2022		2023
(In millions, except per share data)	2022	2023	3Q	4Q	1Q	2Q	3Q	4Q

Gain on sale of real estate	—	(10.9)	—	—	—	—	(5.4)	(5.5)
Gain from net insurance proceeds from tornado damage	—	(8.9)	—	—	—	(3.6)	—	(5.3)
Long-lived asset impairment	—	443.7	—	—	—	—	—	443.7

Non-GAAP Adjustments (Pretax) [8]	—	423.9	—	—	—	(3.6)	(5.4)	432.9
Income tax impact	—	(98.1)	—	—	—	0.9	0.9	(99.9)

Non-GAAP Adjustments (After Tax)	—	325.8	—	—	—	(2.7)	(4.5)	333.0

Diluted shares outstanding	136.5	136.3	136.1	136.1	136.3	136.6	136.8	136.5
EPS Impact of Non-GAAP Adjustments	—	2.39	—	—	—	(0.02)	(0.03)	2.44

Adjusted EBIT, EBITDA, Margin, and EPS [7]	Full Year		2022		2023
(In millions, except per share data)	2022	2023	3Q	4Q	1Q	2Q	3Q	4Q

Trade sales	5,146.7	4,725.3	1,294.4	1,195.8	1,213.6	1,221.2	1,175.4	1,115.1
EBIT (earnings before interest and taxes)	485.0	(90.4)	113.2	91.2	89.3	95.7	91.4	(366.8)
Non-GAAP adjustments (pretax)	—	423.9	—	—	—	(3.6)	(5.4)	432.9

Adjusted EBIT	485.0	333.5	113.2	91.2	89.3	92.1	86.0	66.1

EBIT margin	9.4%	(1.9)%	8.7%	7.6%	7.4%	7.8%	7.8%	(32.9)%
Adjusted EBIT Margin	9.4%	7.1%	8.7%	7.6%	7.4%	7.5%	7.3%	5.9%

EBIT	485.0	(90.4)	113.2	91.2	89.3	95.7	91.4	(366.8)
Depreciation and amortization	179.8	179.9	44.1	45.5	45.4	44.7	45.0	44.8

EBITDA	664.8	89.5	157.3	136.7	134.7	140.4	136.4	(322.0)
Non-GAAP adjustments (pretax)	—	423.9	—	—	—	(3.6)	(5.4)	432.9

Adjusted EBITDA	664.8	513.4	157.3	136.7	134.7	136.8	131.0	110.9

EBITDA margin	12.9%	1.9%	12.2%	11.4%	11.1%	11.5%	11.6%	(28.9)%
Adjusted EBITDA Margin	12.9%	10.9%	12.2%	11.4%	11.1%	11.2%	11.1%	9.9%

Diluted EPS	2.27	(1.00)	0.52	0.39	0.39	0.40	0.39	(2.18)
EPS impact of non-GAAP adjustments	—	2.39	—	—	—	(0.02)	(0.03)	2.44

Adjusted EPS	2.27	1.39	0.52	0.39	0.39	0.38	0.36	0.26

Net Debt to Adjusted EBITDA [9]	Full Year		2022		2023
	2022	2023	3Q	4Q	1Q	2Q	3Q	4Q
Total debt	2,083.6	1,987.6	2,141.0	2,083.6	2,117.8	2,024.6	1,971.9	1,987.6
Less: cash and equivalents	(316.5)	(365.5)	(226.2)	(316.5)	(344.5)	(272.4)	(273.9)	(365.5)

Net debt	1,767.1	1,622.1	1,914.8	1,767.1	1,773.3	1,752.2	1,698.0	1,622.1
Adjusted EBITDA, trailing 12 months	664.8	513.4	726.8	664.8	616.2	565.5	539.2	513.4

Net Debt / Leggett Reported 12-month Adjusted EBITDA	2.66	3.16	2.63	2.66	2.88	3.10	3.15	3.16

[7]	Management and investors use these measures as supplemental information to assess operational performance.
[8]	The $432.9, ($5.4), and ($3.6) 2023 non-GAAP adjustments are included in the Other (income) expense, net line on the income statement.
[9]	Management and investors use this ratio as supplemental information to assess ability to pay off debt. These ratios are calculated differently than the Company’s credit facility covenant ratio.
[10]	Calculations impacted by rounding.